Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of May 1, 2024, is made and entered into by and among Holdco Nuvo Group D.G Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), Nuvo Group Ltd., a limited liability company organized under the laws of the State of Israel (“Nuvo”), LAMF Global Ventures Corp. I, a Cayman Islands exempted company (“SPAC”), LAMF SPAC Holdings I LLC, a Cayman Islands limited liability company (“SPAC Sponsor”), the executive officers and directors of SPAC as of immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement (as defined below), LAMF SPAC I LLC, Nweis Investments LLC, Atoe LLC, 10X LLC, 10X LAMF SPAC SPV LLC, Cohen Sponsor LLC – A16 RS and ASCJ Global LLC – Series 16 (collectively, the “SPAC Sponsor Members”) (such executive officers and directors, together with the SPAC Sponsor Members and SPAC Sponsor, the “Sponsor Parties”), and certain shareholders of the Company set forth on Exhibit A hereto and the executive officers and directors of Nuvo as of immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement (such Company shareholders and Nuvo executive officers and directors, collectively, the “Company Holders”) (each such Sponsor Party or Company Holder and any other Person (as defined below) who hereafter becomes a party to this Agreement, each a “Holder”, and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of August 17, 2023 (the “Business Combination Agreement”), by and among the Company, Nuvo, Nuvo Assetco Corp, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Assetco”), H.F.N Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of SPAC (“Merger Sub”), and SPAC, pursuant to which, among other things, SPAC was merged with and into Assetco, with Assetco as the surviving entity of such merger, and Merger Sub was merged with and into Nuvo, with Nuvo as the surviving entity (the “Business Combination”);

WHEREAS, as a result of the Business Combination, each issued and outstanding security of SPAC immediately prior to the SPAC Effective Time (as defined in the Business Combination Agreement) will no longer be outstanding and will automatically be cancelled in exchange for a substantially equivalent security of the Company, all on the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, the Sponsor Parties and SPAC are parties to that certain Registration Rights Agreement, dated as of November 10, 2021 (the “Prior Agreement”), by and among SPAC, SPAC Sponsor, and the other Sponsor Parties party thereto;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the parties to the Prior Agreement desire to terminate the Prior Agreement and all rights and obligations created pursuant thereto will be terminated;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which, in the good faith judgment of the Chief Executive Officer, the President, such other principal executive officer, the Chief Financial Officer, or the principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement (as defined below) or Prospectus (as defined below) in order for the applicable Registration Statement or Prospectus not to contain any Misstatement (as defined below), (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus, as the case may be, and (c) the Company has (x) a bona fide business purpose for not making such information public or (y) determined the premature disclosure of such information would materially adversely affect the Company.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Claims” shall have the meaning given in subsection 4.1.1.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holders” shall have the meaning given in the Preamble hereto.

“Lock-Up Period” means (i) with respect to the Registrable Securities owned by the Sponsor Parties, the “Lock-Up Period” as defined in the Sponsor Support Agreement and (ii) with respect to any other Holder, the “Lock-Up Period” as defined in the lock-up agreement with the Company to which such Holder is a party.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall mean the ordinary shares, no par value per share, of the Company.

“Permitted Transferees” shall mean a Person to whom the Holders are permitted to transfer Registrable Securities prior to the expiration of the Lock-Up Period with respect to the Registrable Securities owned by such Holder.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding Ordinary Shares or other equity securities of the Company held by a Holder immediately following the Closing Date, (b) any Ordinary Shares issued to a Holder pursuant to the terms of the Business Combination Agreement (including the Ordinary Shares issued or issuable upon the exercise of any other equity security issued to a Holder pursuant to the terms of the Business Combination Agreement), (c) the SPAC Warrants (including any Ordinary Shares issued or issuable upon the exercise of any SPAC Warrants) and (d) any other equity security of the Company issued or issuable with respect to the securities referred to in the foregoing clauses (a) through (c) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (ii) (x) such securities shall have been otherwise transferred, (y) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company to the Holder and (z) subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold, transferred, disposed of or exchanged without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Registrable Securities are then listed;

(b)	fees and expenses of compliance with securities or blue-sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters (as defined below) in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone, delivery and road show or other marketing expenses;

(d)	reasonable and documented fees and disbursements of counsel for the Company;

(e)	reasonable and documented fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(f)	reasonable and documented fees and expenses of one (1) legal counsel selected by the Company to render any local counsel opinions in connection with the applicable Registration; and

(g)	reasonable and documented fees and expenses of one (1) legal counsel (not to exceed $75,000 in the aggregate for each Registration without the prior written approval of the Company) selected by (i) the majority-in-interest of the SUO Demanding Holders (as defined below) initiating a Shelf Underwritten Offering (as defined below), or (ii) the majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own account or that of a Company shareholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Sponsor” shall have the meaning given in the Recitals.

“SPAC Warrants” shall mean the warrants issued by SPAC in connection with SPAC’s initial public offering and subject to the Warrant Agreement.

“Sponsor Parties” shall have the meaning given in the Preamble.

“Sponsor Support Agreement” shall mean that certain Sponsor Support Agreement, dated as of August 17, 2023 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereto), by and among SPAC Sponsor, SPAC, Nuvo, the Company and the other parties thereto.

“SUO Demanding Holders” shall mean the applicable Holders having the right to make, and actually making, a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3.

“SUO Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of November 10, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as warrant agent, assumed by the Company in connection with the Business Combination.

ARTICLE II

REGISTRATIONS

Section 2.1 Shelf Registration.

2.1.1 Following the Closing Date, the Company shall use its commercially reasonable efforts to (i) file a Registration Statement under the Securities Act within sixty (60) days after the Closing Date to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and (ii) cause such Registration Statement to be declared effective as soon as practicable after the filing thereof. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form F-1 (a “Form F-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available (including to use its commercially reasonable efforts to add Registrable Securities held by Permitted Transferees) or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.2 The Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf filed pursuant to subsection 2.1.1 to a shelf registration statement on Form F-3 (a “Form F-3 Shelf”) as promptly as practicable after the Company is eligible to use a Form F-3 Shelf and have the Form F-3 Shelf declared effective as promptly as practicable and to cause such Form F-3 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or subsection 2.1.2, any Holder (an “SUO Requesting Holder”) may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Shelf Underwritten Offering”); provided that the Company shall only be obligated to effect a Shelf Underwritten Offering if such offering shall (i) include Registrable Securities proposed to be sold by the SUO Requesting Holder, either individually or together with other SUO Requesting Holders, with a gross offering price reasonably expected to exceed, in the aggregate, $25.0 million or (ii) cover all of the remaining Registrable Securities held by the SUO Demanding Holder, provided that the total offering price is reasonably expected to exceed $15.0 million in the aggregate (each of the thresholds described in (i) and (ii), the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering, as well as the intended method of distribution. Notwithstanding the foregoing, the Company is not obligated to take any action upon receipt of a Shelf Takedown Notice delivered within ninety (90) days of a prior Shelf Takedown Notice. Upon receipt by the Company of any such written notification from a SUO Requesting Holder(s) to the Company, subject to the provisions of subsection 2.2.4, the Company shall include in such Shelf Underwritten Offering all Registrable Securities of such SUO Requesting Holder(s) described in the Shelf Takedown Notice. The Company shall, together with all participating Holders of Registrable Securities of the Company proposing (and permitted) to distribute their securities through such Shelf Underwritten Offering, enter into an underwriting agreement in customary form for such Shelf Underwritten Offering with the managing Underwriter or Underwriters selected by the Company with the approval of the original SUO Requesting Holder (which shall not be unreasonably withheld, conditioned or delayed). The Company shall not be obligated to effect more than an aggregate of three (3) Shelf Underwritten Offerings initiated by the Sponsor Parties and an aggregate of three (3) Shelf Underwritten Offerings initiated by the Company Holders. The SUO Demanding Holders may demand not more than two (2) Shelf Underwritten Offerings pursuant to this Section 2.1.3 in any twelve (12) month period.

2.1.4 If the managing Underwriter or Underwriters, in good faith, advises the Company, the SUO Demanding Holders and the SUO Requesting Holders, in writing that, in its opinion, the dollar amount or number of Registrable Securities that the SUO Demanding Holders and the SUO Requesting Holders desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell for its own account and the Ordinary Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the SUO Demanding Holders and the SUO Requesting Holders pro rata based on the number of securities requested to be sold that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Ordinary Shares or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. A majority in interest of the SUO Demanding Holders or SUO Requesting Holders initiating a Shelf Underwritten Offering shall have the right to withdraw its Registrable Securities included in a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time up to one business (1) day prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Shelf Underwritten Offering; provided, however, that upon withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as SUO Demanding Holders, resulting in the total offering price of such Shelf Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement; provided, further, that a Sponsor Party or a Company Holder may elect to have the Company continue a Shelf Underwritten Offering if the Minimum Amount would still be satisfied by the Registrable Securities proposed to be sold in the Shelf Underwritten Offering by such Sponsor Party, Company Holder or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for a Shelf Underwritten Offering shall constitute a demand for a Shelf Underwritten Offering by the withdrawing SUO Demanding Holder for purposes of Section 2.1.3, unless such SUO Demanding Holder reimburses the Company for all Registration Expenses with respect to such Shelf Underwritten Offering (or, if there is more than one SUO Demanding Holder, each SUO Demanding Holder reimburses the Company for a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each SUO Demanding Holder has requested be included in such Shelf Underwritten Offering); provided that, if an SUO Demanding Holder elects to continue a Shelf Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Shelf Underwritten Offering shall instead count as a Shelf Underwritten Offering demanded by such Sponsor Party or such Company Holder, as applicable, for purposes of Section 2.1.3. Following the receipt of any withdrawal notice, the Company shall promptly forward such withdrawal notice to any other Holders that had elected to participate in such Shelf Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Underwritten Offering prior to its withdrawal under this Section 2.1.5, other than if an SUO Demanding Holder elects to pay such Registration Expenses pursuant to the immediately preceding sentence.

Section 2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Ordinary Shares (including equity securities exercisable or exchangeable for, or convertible into, Ordinary Shares), for its own account or for the account of shareholders of the Company, other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) a Registration Statement on Form F-4 or Form S-8 (or any successor forms), (c) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (d) for an offering of debt that is convertible into equity securities of the Company, (e) for a dividend reinvestment plan or similar plans, (f) filed pursuant to Section 2.1 or (g) filed in connection with any business combination or acquisition involving the Company, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable (but not less than ten (10) days prior to the anticipated filing by the Company with the Commission of any Registration Statement with respect thereto), which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), the proposed date of filing of such Registration Statement with the Commission and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, in each case to the extent then known, (B) describe such Holders’ rights under this Section 2.2 and (C) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response notice described in the foregoing sentence to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company shareholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company shareholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.2, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Registrable Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.2).

2.2.2 Reduction of Piggyback Registration. If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Ordinary Shares or other equity securities that the Company desires to sell, taken together with (a) the Ordinary Shares or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (c) the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

2.2.2.1 if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the number of securities requested to be included, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), and (b), the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.2.2.2 if the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the Ordinary Shares or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the number of securities requested to be included, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Ordinary Shares or other equity securities of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration up to (a) in the case of a Piggyback Registration not involving an Underwritten Offering or Shelf Underwritten Offering, one (1) day prior to the effective date of the applicable Registration Statement or (b), in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, one (1) business day prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. The Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to and including its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Shelf Underwritten Offering effected under subsection 2.1.3.

Section 2.3 Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested a Shelf Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board a Registration pursuant to the terms of this Agreement would be seriously detrimental to the Company and the Board concludes as a result that it is essential to delay the filing of the applicable Registration Statement at such time, the Company shall have the right, upon giving prompt written notice of such action to the affected Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be required to be effected and no Registration Statement shall be required to become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Lock-Up Period with respect to such Registrable Securities.

ARTICLE III

COMPANY PROCEDURES

Section 3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders (provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”));

3.1.4 prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.8 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include a Misstatement or such Prospectus, as supplemented or amended, shall comply with law;

3.1.9 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of any Registration Statement, and will cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 use its commercially reasonable efforts to obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.11 in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 otherwise use its commercially reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.14 with respect to a Shelf Underwritten Offering, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25.0 million, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders consistent with the terms of this Agreement in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Shelf Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

Section 3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs, stock transfer taxes and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Participation in Underwritten Offerings.

3.3.1 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”). Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated pursuant to the terms of this Agreement unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales or distribution arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3.1 shall not affect the Registration of other Registrable Securities to be included in such Registration.

3.3.2 The Company will use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law, and if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder to make additional representation or warranties to or agreements with such Underwriter, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claims against the Company as a result of such election). Any liability of such Holder to any Underwriter or other Person under such underwriting agreement shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

Section 3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company. The Company shall promptly notify the Holders of the expiration of any period during which the Company exercised its rights under this Section 3.4. The Holders shall maintain the confidentiality of such notice and its contents.

Section 3.5 Covenants of the Company. As long as any Holder shall own Registrable Securities, the Company hereby covenants and agrees at all times while it shall be a reporting company under the Exchange Act, to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable and documented attorneys’ fees), joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Claims”), to which any such Holder or other Persons may become subject, insofar as such Claims arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as the Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information or affidavit furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, such Holder shall furnish (or cause to be furnished) to the Company an undertaking reasonably satisfactory to the Company, to indemnify the Company, its officers, directors, partners, managers, shareholders, members, employees and agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any Claims, to which any the Company or such other Persons may become subject, insofar as such Claims arise out of or are based on any untrue statement of any material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification and contribution provided for under this Agreement (a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and (b) are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. In connection with any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed by the Company, the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Holdco Nuvo Group D.G Ltd., Yigal Alon 94. Building 1, Tel Aviv, Israel 6789155, Attention: Kelly Londy, Chief Executive Officer, with a required copy (which copy shall not constitute notice) to Greenberg Traurig, P.A., 333 SE 2nd Avenue, Suite 4400, Miami, Florida 33131, Attn: Robert L. Grossman, Esq. and Win Rutherfurd, Esq., and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

Section 5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the Lock-up Period with respect to the Registrable Securities owned by such Holder, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except to such Holder’s applicable Permitted Transferees.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

Section 5.3 Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.5 Governing Law; Venue; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal laws of the State of New York. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in the federal courts of the United States of America located in the City of New York, Borough of Manhattan or the courts of the State of New York, in each case located in the City of New York, Borough of Manhattan, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 5.5. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the then outstanding number of Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument.

Section 5.7 Other Registration Rights. Other than pursuant to the terms of the Warrant Agreement, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 5.8 Prior Agreement. The Sponsor Parties and SPAC, as parties to the Prior Agreement, hereby agree that the Prior Agreement is terminated as of the Closing Date and is replaced in its entirety by this Agreement.

Section 5.9 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Business Combination Agreement and the Sponsor Support Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 5.10 Term. This Agreement shall terminate and be void and of no further force and effect on the earlier of (a) the fifth anniversary of the date of this Agreement and (b) with respect to any Holder, on the date on which such Holder ceases to hold Registrable Securities (but in each case in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)). Further, this Agreement shall terminate and be void and of no further force and effect upon the mutual written agreement of each of the parties hereto to terminate this Agreement. The provisions of Article IV shall survive any termination.

Section 5.11 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Section 5.12 Additional Holders; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Sponsor Parties and each of the Company Holders (in each case, so long as such Holder and its affiliates hold at least three percent of the outstanding Ordinary Shares), the Company may make any Person who acquires Ordinary Shares or rights to acquire Ordinary Shares after the date hereof a party to this Agreement (each such Person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Ordinary Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Ordinary Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Ordinary Shares.

Section 5.13 Further Assurances. From time to time, at another party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HOLDCO NUVO GROUP D.G LTD.

By:	/s/ Rice Powell
	Name:	Rice Powell
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

NUVO:

NUVO GROUP LTD.

By:	/s/ Rice Powell
	Name:	Rice Powell
	Title:	Chief Executive Officer and Director

By:	/s/ Douglas Blankenship
	Name:	Douglas Blankenship
	Title:	Chief Financial Officer

By:	/s/ Amit Reches
	Name:	Amit Reches
	Title:	Chief Technology Officer

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Director

By:	/s/ Gerald M. Ostrov
	Name:	Gerald M. Ostrov
	Title:	Director

[Signature Page to Registration Rights Agreement]

SPAC:

LAMF GLOBAL VENTURES CORP. I

By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Aharon Nagar
	Name:	Aharon Nagar

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Amit Reches
	Name:	Amit Reches

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ David Amsalem
	Name:	David Amsalem

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

DENNIS BERMAN REVOCABLE TRUST

By:	/s/ Dennis Berman
	Name:	Dennis Berman
	Title:	Trustee

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Douglas Blankenship
	Name:	Douglas Blankenship

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

SHAREHOLDER VALUE MANAGEMENT AG

By:	/s/ Frank Fischer
	Name:	Frank Fischer
	Title:	Chief Executive Office & Chief Information Officer

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

VALUE FOCUS BETEILIGUNGS GMBH

By:	/s/ Frank Fischer
	Name:	Frank Fischer
	Title:	Chief Executive Office & Chief Information Officer

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Gerald Ostrov
	Name:	Gerald Ostrov

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Haim Blecher
	Name:	Haim Blecher

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Laurence Klein
	Name:	Laurence Klein

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

NUVO INVESTORS LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

CTK HOLDINGS LTD.

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

NALAY INC.

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	President

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

LCK HOLDINGS LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

CTSK HOLDINGS LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Michael Vaknin
	Name:	Michael Vaknin

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Michael Vermut
	Name:	Michael Vermut

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Oren Oz
	Name:	Oren Oz

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

By:	/s/ Zion Vaknin
	Name:	Zion Vaknin

[Signature Page to Registration Rights Agreement]

COMPANY HOLDER:

ZION VAKNIN RDC LTD.

By:	/s/ Zion Vaknin
	Name:	Zion Vaknin
	Title:	Director

[Signature Page to Registration Rights Agreement]

SPONSOR PARTIES:

LAMF SPAC HOLDINGS I LLC

By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Manager

By:	/s/ Jeffery Soros
	Name:	Jeffery Soros

By:	/s/ Morgan Earnest
	Name:	Morgan Earnest

By:	/s/ Christina Spade
	Name:	Christina Spade

By:	/s/ Mike Brown
	Name:	Mike Brown

By:	/s/ Adriana Machado
	Name:	Adriana Machado

By:	/s/ Keith Harris
	Name:	Keith Harris

[Signature Page to Registration Rights Agreement]

LAMF SPAC I LLC

By:	/s/ Morgan Earnest
	Name:	Morgan Earnest
	Title:	CFO

[Signature Page to Registration Rights Agreement]

ATOE LLC

By:	/s/ Annama Thomas
Signatory:	Annama Thomas

[Signature Page to Registration Rights Agreement]

NWEIS INVESTMENTS LLC

By:	/s/ Natan Weisburd
Signatory:	Natan Weisburd

[Signature Page to Registration Rights Agreement]

10X LLC

By:	/s/ Hans Thomas
Signatory:	Hans Thomas

[Signature Page to Registration Rights Agreement]

10X Capital SPAC Fund II, a series of SAX Capital MM Fund, L.P.

By:	/s/ Hans Thomas
Signatory:	Hans Thomas

[Signature Page to Registration Rights Agreement]

10X LAMF SPAC SPV LLC

By:	/s/ Hans Thomas
Signatory:	Hans Thomas

[Signature Page to Registration Rights Agreement]

Park End LLC

By:	/s/ Guhan Kandasamy
Signatory:	Guhan Kandasamy

[Signature Page to Registration Rights Agreement]

Alexander Monje

By:	/s/ Alexander Monje
Signatory:	Alexander Monje

[Signature Page to Registration Rights Agreement]

Caleb Joshua Goding

By:	/s/ Caleb Joshua Goding
Signatory:	Caleb Joshua Goding

[Signature Page to Registration Rights Agreement]

Curtis Pierce

By:	/s/ Curtis Pierce
Signatory:	Curtis Pierce

[Signature Page to Registration Rights Agreement]

Mark Acchione

By:	/s/ Mark Acchione
Signatory:	Mark Acchione

[Signature Page to Registration Rights Agreement]

Maximilian Alexander Staedtler

By:	/s/ Maximilian Alexander Staedtler
Signatory:	Maximilian Alexander Staedtler

[Signature Page to Registration Rights Agreement]

Nolan Berkenfeld

By:	/s/ Nolan Berkenfeld
Signatory:	Nolan Berkenfeld

[Signature Page to Registration Rights Agreement]

Osman Hassan Ahmed

By:	/s/ Osman Hassan Ahmed
Signatory:	Osman Hassan Ahmed

[Signature Page to Registration Rights Agreement]

Russell Read

By:	/s/ Russell Read
Signatory:	Russell Read

[Signature Page to Registration Rights Agreement]

Simon Watson

By:	/s/ Simon Watson
Signatory:	Simon Watson

[Signature Page to Registration Rights Agreement]

Yunfan Song

By:	/s/ Yunfan Song
Signatory:	Yunfan Song

[Signature Page to Registration Rights Agreement]

Zoe Wang

By:	/s/ Zoe Wang
Signatory:	Zoe Wang

[Signature Page to Registration Rights Agreement]

ASJC GLOBAL, LLC – SERIES 16

By: Cohen & Company Financial Management, LLC its investment manager

By:	/s/ Andrew Davilman
Signatory:	Andrew Davilman
Title:	Chief Operating Officer

[Signature Page to Registration Rights Agreement]

COHEN SPONSOR LLC – A16 RS

By: Cohen & Company, LLC, its manager

By:	/s/ Lester R. Brafman
Signatory:	Lester R. Brafman
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Company Holders

1.	Aharon Nagar
2.	Amit Reches
3.	David Amsalem
4.	Dennis Berman (on behalf of Dennis Berman Revocable Trust)
5.	Douglas Blankenship
6.	Frank Fischer (on behalf of Shareholder Value Management AG and Value Focus Beteiligungs GmbH)
7.	Gerald Ostrov
8.	Haim Blecher
9.	Laurence Klein (on behalf of Laurence Klein, Nuvo Investors LLC, CTK Holdings Ltd., Nalay Inc., LCK Holdings LLC and CTSK Holdings LLC)
10.	Michael Vaknin
11.	Michael Vermut
12.	Oren Oz
13.	Zion Vaknin (on behalf of Zion Vaknin and Zion Vaknin RDC Ltd)

A-1